SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2011

Intelsat S.A.

(Exact Name of Registrant as Specified in Charter)

Luxembourg	000-50262	98-0346003
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4 rue Albert Borschette Luxembourg Grand-Duchy of Luxembourg	L-1246
(Address of Principal Executive Offices)	(Zip Code)

+(352) 27 84 1600

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Intelsat S.A. hereby furnishes the following capital expenditures guidance information.

Capital Expenditures for 2011 to 2013

Intelsat S.A. today announced changes to our annual capital expenditure guidance for the three fiscal years beginning January 1, 2011 and ending December 31, 2013 (the “Guidance Period”), following an Intelsat news release announcing a customer agreement resulting in two new satellite programs.

We expect our 2011 total capital expenditures to range from $725 million to $800 million. Expected annual capital expenditure ranges for fiscal years 2012 and 2013 are $875 million to $950 million, and $375 million to $450 million, respectively. However, whether particular satellite manufacturing and launch contract milestones are met late in one year or early in another can significantly affect the timing of capital expenditure payments.

During the Guidance Period, we also expect to receive significant customer prepayments under our service contracts. The prepayments are currently expected to range from $325 million to $375 million in 2011, $150 million to $200 million in 2012, and $75 million to $125 million in 2013.

We have seven satellites in development that are expected to be launched during the Guidance Period. In addition to these announced programs (and the two discussed in our news release referred to above), we expect to procure one additional replacement satellite during this period. By the conclusion of the Guidance Period, our total station-kept transponder count is expected to increase modestly from current levels. Our capital expenditures guidance includes capitalized interest, but excludes capital expenditures associated with the Intelsat New Dawn satellite that was launched by our Intelsat New Dawn Company, Ltd. joint venture in April of this year.

Safe Harbor Statement

Some of the statements in this report constitute “forward-looking statements” that do not directly or exclusively relate to historical facts. The forward-looking statements made in this report reflect Intelsat’s intentions, plans, expectations, assumptions and beliefs about future events, including our capital expenditures, and are subject to risks, including known and unknown risks, uncertainties and other factors, many of which are outside of Intelsat’s control. Important factors that could cause actual results to differ materially from the expectations expressed or implied in the forward-looking statements include known and unknown risks. Some of the factors that could cause actual results to differ from historical results or those anticipated or predicted by these forward-looking statements include changes in our expected capital expenditures during 2011 and the next several years due to any or all of the risks and uncertainties identified in our filings with the U.S. Securities and Exchange Commission referred to below. Known risks include, among others, the risks included in Intelsat’s annual report on Form 10-K for the year ended December 31, 2010, its Registration Statement on Form S-1, and its other filings with the U.S.

Securities and Exchange Commission, the political, economic and legal conditions in the markets we are targeting for communications services or in which we operate and other risks and uncertainties inherent in the telecommunications business in general and the satellite communications business in particular. Because actual results could differ materially from Intelsat’s intentions, plans, expectations, assumptions and beliefs about the future, you are urged to view all forward-looking statements contained in this report with caution. These forward-looking statements speak only as of the date hereof and are not guarantees of actual capital expenditures and are subject to uncertainties and other factors, many of which are outside of our control. The amounts and timing of our actual capital expenditures may differ from our expected capital expenditures and there can be no assurance that we will incur the capital expenditures described in this report or that we will be able to fund these capital expenditures in the future. Intelsat does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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The information in this item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2011

INTELSAT S.A.

By:	/s/ Michael McDonnell
	Name:	Michael McDonnell
	Title:	Executive Vice President & Chief Financial Officer